                                                                     Exhibit 2.6

                    MAXCOM TELECOMUNICACIONES, S.A. DE C.V.,

                           THE GUARANTORS NAMED HEREIN

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                   as Trustee

                                   ----------

                                    INDENTURE

                          Dated as of December 20, 2006

                                   ----------

                            11% SENIOR NOTES DUE 2014

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
---------------                                               ------------------
310(a)(1)..................................................          7.10
   (a)(2)..................................................          7.10
   (a)(3)..................................................          N.A.
   (a)(4)..................................................          N.A.
   (a)(5)..................................................          7.10
   (b).....................................................       7.03; 7.10
   (c).....................................................          N.A.
311(a).....................................................          7.11
   (b).....................................................          7.11
   (c).....................................................          N.A.
312(a).....................................................          2.06
   (b).....................................................         13.04
   (c).....................................................         13.04
313(a).....................................................          7.06
   (b)(1)..................................................          N.A.
   (b)(2)..................................................       7.06 7.07
   (c).....................................................      7.06; 12.02
   (d).....................................................          7.06
314(a).....................................................   4.03; 12.01; 13.06
   (b).....................................................          N.A.
   (c)(1)..................................................         13.05
   (c)(2)..................................................         13.05
   (c)(3)..................................................          N.A.
   (d).....................................................          N.A.
   (e).....................................................         13.06
   (f).....................................................          N.A.
315(a).....................................................          7.01
   (b).....................................................      7.05; 12.02
   (c).....................................................          7.01
   (d).....................................................          7.01
   (e).....................................................          6.11
316(a) (last sentence).....................................          2.10
   (a)(1)(A)...............................................          6.05
   (a)(1)(B)...............................................          6.04
   (a)(2)..................................................          N.A.
   (b).....................................................          6.07
   (c).....................................................          2.13
317(a)(1)..................................................          6.08
   (a)(2)..................................................          6.09
   (b).....................................................          2.05
318(a).....................................................         13.02

Trust Indenture
Act Section                                                    Indenture Section
---------------                                               ------------------
   (b).....................................................          N.A.
   (c).....................................................         13.02

N.A. means not applicable.

*    This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions ..............................................      1
Section 1.02.  Incorporation by Reference of Trust Indenture Act ........     29
Section 1.03.  Rules of Construction ....................................     29

                                    ARTICLE 2
                                    THE NOTES

Section 2.01.  Form and Dating ..........................................     30
Section 2.02.  Execution and Authentication .............................     30
Section 2.03.  Registrar and Paying Agent ...............................     31
Section 2.04.  Luxembourg Listing Agent, Sub-Paying Agent and Transfer
               Agent ....................................................     31
Section 2.05.  Paying Agent to Hold Money in Trust ......................     31
Section 2.06.  Holder Lists .............................................     32
Section 2.07.  Transfer and Exchange ....................................     32
Section 2.08.  Replacement Notes ........................................     48
Section 2.09.  Outstanding Notes ........................................     48
Section 2.10.  Treasury Notes ...........................................     48
Section 2.11.  Temporary Notes ..........................................     49
Section 2.12.  Cancellation .............................................     49
Section 2.13.  Defaulted Interest .......................................     49
Section 2.14.  CUSIP Numbers ............................................     49
Section 2.15.  Ranking; Security for and Parity of Notes ................     50

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee .......................................     50
Section 3.02.  Selection of Notes to Be Redeemed or Purchased ...........     50
Section 3.03.  Notice of Redemption .....................................     51
Section 3.04.  Effect of Notice of Redemption ...........................     52
Section 3.05.  Deposit of Redemption or Purchase Price ..................     52
Section 3.06.  Notes Redeemed or Purchased in Part ......................     52

Section 3.07.  Optional Redemption ......................................     52
Section 3.08.  Mandatory Redemption .....................................     53
Section 3.09.  Offer to Purchase by Application of Excess Proceeds ......     54
Section 3.10.  Redemption for Changes in Withholding Tax ................     56

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Notes .........................................     57
Section 4.02.  Maintenance of Office or Agency ..........................     57
Section 4.03.  Reports ..................................................     58
Section 4.04.  Compliance Certificate ...................................     59
Section 4.05.  Taxes ....................................................     60
Section 4.06.  Stay, Extension and Usury Laws ...........................     60
Section 4.07.  Restricted Payments ......................................     60
Section 4.08.  Dividend and Other Payment Restrictions Affecting
               Subsidiaries .............................................     63
Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred
               Stock ....................................................     65
Section 4.10.  Asset Sales ..............................................     70
Section 4.11.  Transactions with Affiliates .............................     73
Section 4.12.  Liens ....................................................     75
Section 4.13.  Business Activities ......................................     75
Section 4.14.  Corporate Existence ......................................     75
Section 4.15.  Offer to Repurchase Upon Change of Control ...............     75
Section 4.16.  Additional Note Guarantees ...............................     77
Section 4.17.  Designation of Restricted and Unrestricted Subsidiaries ..     78
Section 4.18.  Listing ..................................................     79
Section 4.19.  Withholding Taxes ........................................     79
Section 4.20.  Sale and Leaseback Transactions ..........................     83
Section 4.21.  Limitation on the Sale or Issuance of Capital Stock of
               Restricted Subsidiaries ..................................     83
Section 4.22.  No impairment of Security Interests ......................     84
Section 4.23.  Additional Interest ......................................     84
Section 4.24.  Interest Rate Adjustment .................................     84

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets .................     85
Section 5.02.  Successor Corporation Substituted ........................     86

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default ........................................     86

Section 6.02.  Acceleration .............................................     88
Section 6.03.  Other Remedies ...........................................     89
Section 6.04.  Waiver of Defaults .......................................     89
Section 6.05.  Control by Majority ......................................     89
Section 6.06.  Limitation on Suits ......................................     89
Section 6.07.  Rights of Holders of Notes to Receive Payment ............     90
Section 6.08.  Collection Suit by Trustee ...............................     90
Section 6.09.  Trustee May File Proofs of Claim .........................     90
Section 6.10.  Priorities ...............................................     91
Section 6.11.  Undertaking for Costs ....................................     91

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee ........................................     92
Section 7.02.  Rights of Trustee ........................................     93
Section 7.03.  Individual Rights of Trustee .............................     94
Section 7.04.  Trustee's Disclaimer .....................................     94
Section 7.05.  Notice of Defaults .......................................     94
Section 7.06.  Reports by Trustee to Holders of the Notes ...............     94
Section 7.07.  Compensation and Indemnity ...............................     95
Section 7.08.  Replacement of Trustee ...................................     96
Section 7.09.  Successor Trustee by Merger, Etc .........................     97
Section 7.10.  Eligibility; Disqualification ............................     97
Section 7.11.  Preferential Collection of Claims Against Company ........     97

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant
               Defeasance ...............................................     97
Section 8.02.  Legal Defeasance and Discharge ...........................     97
Section 8.03.  Covenant Defeasance ......................................     98
Section 8.04.  Conditions to Legal or Covenant Defeasance ...............     99
Section 8.05.  Deposited Money and Government Securities to Be Held in
               Trust; Other Miscellaneous Provisions ....................    100
Section 8.06.  Repayment to Company .....................................    101
Section 8.07.  Reinstatement ............................................    101

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes ......................    102
Section 9.02.  With Consent of Holders of Notes .........................    103
Section 9.03.  Revocation and Effect of Consents ........................    105
Section 9.04.  Notation on or Exchange of Notes .........................    105

Section 9.05.  Trustee to Sign Amendments, Etc ..........................    106
Section 9.06.  Compliance with Trust Indenture Act ......................    106

                                   ARTICLE 10
                             COLLATERAL ARRANGEMENTS

Section 10.01. Security .................................................    106
Section 10.02. Use of the Collateral ....................................    107
Section 10.03. Determinations Relating to Collateral ....................    108
Section 10.04. Suits to Protect the Collateral ..........................    108
Section 10.05. Enforcement and Disposition of Collateral ................    108
Section 10.06. Release of the Collateral ................................    109

                                   ARTICLE 11
                                 NOTE GUARANTEES

Section 11.01. Guarantee ................................................    109
Section 11.02. Limitation on Guarantor Liability ........................    111
Section 11.03. Execution and Delivery of Note Guarantee .................    111
Section 11.04. Guarantors May Consolidate, Etc., on Certain Terms .......    112
Section 11.05. Releases .................................................    113

                                   ARTICLE 12
                           SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge ...............................    113
Section 12.02. Application of Trust Money ...............................    114

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01. Currency Indemnity .......................................    115
Section 13.02. Trust Indenture Act Controls .............................    116
Section 13.03. Notices ..................................................    116
Section 13.04. Communication by Holders of Notes With Other Holders of
               Notes ....................................................    117
Section 13.05. Certificate and Opinion as to Conditions Precedent .......    117
Section 13.06. Statements Required in Certificate or Opinion ............    118
Section 13.07. Rules by Trustee and Agents ..............................    118
Section 13.08. No Personal Liability of Directors, Officers, Employees
               and Stockholders .........................................    118
Section 13.09. Governing Law ............................................    118
Section 13.10. Consent to Jurisdiction and Service ......................    119
Section 13.11. No Adverse Interpretation of Other Agreements ............    119
Section 13.12. Successors ...............................................    119

Section 13.13. Severability .............................................    119
Section 13.14. Counterpart Originals ....................................    120
Section 13.15. Table of Contents, Headings, Etc .........................    120
Section 13.16. Luxembourg Law Provision .................................    120
Section 13.17. USA PATRIOT Act ..........................................    118

                                    EXHIBITS

Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF NOTATION OF GUARANTEE
Exhibit E FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of December 20, 2006 among Maxcom Telecomunicaciones, S.A. de C.V., a sociedad anonima organized under the laws of Mexico, the Guarantors (as defined herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 11% Senior Notes due 2014 (the "NOTES"):

                                    ARTICLE 1
                   Definitions and Incorporation by Reference

     Section 1.01. Definitions.

     "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "ACQUIRED DEBT" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ADDITIONAL AMOUNTS" has the meaning set forth in Section 4.19.

     "ADDITIONAL INTEREST" means all amounts, if any, payable pursuant to
Section 4.24 hereof or Section 2(d) of the Registration Rights Agreement.

     "ADDITIONAL NOTES" means additional Notes (other than the Initial Notes) issued under this Indenture, including any Exchange Notes issued in exchange for such Additional Notes, in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes of this Indenture, including, without limitation Article 9 hereof.

     "AFFILIATE" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such Person and shall include adoptive relationships. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person, or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable), will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AFFILIATE TRANSACTION" has the meaning set forth in Section 4.11.

     "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

     "APPLICABLE PREMIUM" means, with respect to any Note on any Redemption Date, the greater of:

     (1) 1.0% of the principal amount of the Note; or

     (2) the excess of:

          (a) the present value at such Redemption Date of (i) the redemption price of the Note on December 15, 2010, (such redemption price being set forth in the table appearing above in Section 3.07(c)) plus (ii) all required interest payments due on the Note through December 15, 2010, (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

          (b) the principal amount of the Note.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "ASSET SALE" means:

     (1) the sale, lease, conveyance or other disposition (including a Sale and Leaseback Transaction) of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 of this Indenture and not by Section 4.10; and

     (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value at the time of such transaction of less than $1,000,000;

     (2) a transfer of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary;

     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

     (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

     (5) for purposes of Sections 3.09 and 4.10, the sale or other disposition of cash or Cash Equivalents;

     (6) for purposes of Sections 3.09 and 4.10, a Restricted Payment that does not violate Section 4.07 of this Indenture or a Permitted Investment;

     (7) the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;

     (8) any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code; or

     (9) grants of licenses to use the Company's or any Restricted Subsidiary's trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.

     "ASSET SALE OFFER" has the meaning set forth in Section 3.09.

     "ATTRIBUTABLE DEBT" means, in respect of a Sale and Leaseback Transaction, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

     "AUTHENTICATION ORDER" has the meaning set forth in Section 2.02.

     "BANKRUPTCY LAW" means Title 11, U.S. Code, the "Ley de Concursos Mercantiles" of Mexico or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "beneficially own" and "beneficially owned" have a corresponding meaning.

     "BOARD OF DIRECTORS" means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "BROKER-DEALER" means any broker or dealer registered under the Exchange
Act.

     "BUSINESS DAY" means any day other than a Saturday or Sunday, or a day on which commercial banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.

     "CALCULATION DATE" has the meaning set forth in the definition of the term "Leverage Ratio".

     "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Mexican GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "CAPITAL STOCK" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

     (4) any other interest or participation (however designated) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "CASH EQUIVALENTS" means:

     (1) United States dollars and Mexican pesos;

     (2) securities issued or directly and fully guaranteed or insured by the United States or Mexican government or any agency or instrumentality of the United States or Mexican government (provided that the full faith and credit of the United States or Mexico is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) demand deposits, time deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has outstanding indebtedness rated at least "A-" by S&P or at least A3 by Moody's (or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition;

     (6) Mexican Peso deposits, with maturities of not more than 12 months from the date of acquisition, in any bank or financial institution incorporated under the laws of Mexico with total assets exceeding the equivalent of U.S.$350 million; provided that the aggregate principal amount of any such deposits in banks described in this clause shall not exceed the equivalent of U.S.$20.0 million at any time outstanding;

     (7) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Mexico and backed by the full faith and credit of Mexico maturing within one year from the date of acquisition, in each case entered into with any of the Mexican banks specified in the preceding clause (6); provided that such agreement with banks described in subclause (6)(B) shall be deemed a deposit for purposes of the U.S.$20.0 million limit in such subclause; and

     (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person, if any "person" (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) other than the Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.15.

     "CHANGE OF CONTROL PAYMENT" has the meaning set forth in Section 4.15.

     "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in Section 4.15.

     "CHANGE OF TAX LAW" has the meaning set forth in Section 3.10.

     "CLEARSTREAM" means Clearstream Banking, S.A., and its successors.

     "COLLATERAL" has the meaning set forth in Section 10.01.

     "COLLATERAL AGENT" means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder

     "COLLATERAL ASSET SALE" means any Asset Sale (provided however that any exchange of assets under clause 8 of the definition of Asset Sales shall only be for new assets that immediately thereof constitute Collateral and have been pledged and perfected on a first-priority basis on the date of exchange) of any Collateral, or a series of related Asset Sales by the Company or any of its Subsidiaries involving the Collateral, other than (i) the sale for Fair Market Value of machinery, equipment, furniture or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operations of the Company or (ii) sales of inventory in the ordinary course of business. A Collateral Asset Sale will not include an Event of Loss.

     "COLLATERAL DOCUMENTS" means the security agreements, non-possessory pledge agreements, mortgages or other collateral assignment documents to be entered into from time to time by the Company and its Restricted Subsidiaries and the Collateral Agent for the benefit of the Holders from time to time.

     "COLLATERAL PERMITTED LIENS" means any of the following:

     (1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by Mexican GAAP has been made in respect thereof;

     (2) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with Mexican GAAP shall have been made therefor;

     (3) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

     (6) Liens existing on the Issue Date;

     (7) zoning restrictions, licenses, easements, servitudes, rights of way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value of the Collateral; and

     (8) Liens created pursuant to the Collateral Documents, including Liens thereon securing the Notes.

     "COMPANY" means Maxcom Telecomunicaciones, S.A. de C.V., and any and all successors thereto.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

     (1) interest expense attributable to Capital Lease Obligations or to leases constituting a part of Sale and Leaseback Transactions;

     (2) amortization of debt discount;

     (3) amortization of debt issuance costs;

     (4) capitalized interest;

     (5) non-cash interest expense;

     (6) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (7) net payments pursuant to Hedging Obligations but excluding realized and unrealized foreign exchange gains and losses with respect to Hedging Obligations and unrealized gains and losses associated with interest rate Hedging Obligations in each case in accordance with Mexican GAAP; and

     (8) the product of (a) dividends paid or accrued in respect to Disqualified Stock of the Company or in respect of preferred stock of any Restricted Subsidiary, in either case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined tax rate of such Person, expressed as decimal, in each case, on a consolidated basis and in accordance with Mexican GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, the aggregate amount of net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with Mexican GAAP.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (1) was a member of such Board of Directors on the date of this Indenture;
or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 13.03 hereof or such other address as to which the Trustee may give notice to the Company.

     "COVENANT DEFEASANCE" has the meaning set forth in Section 8.03.

     "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "DEBT SERVICE" means, with respect to any period, principal or Consolidated Interest Expense paid, when due, in cash during such period on any

Existing Indebtedness, Indebtedness incurred in compliance with Section 4.09 hereof and the Notes.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "DESIGNATED NON-CASH CONSIDERATION" means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company.

     "DIRECTIVE" has the meaning set forth in Section 4.19.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) redeemable at the option of the holder of the Capital Stock, in whole or in part, or (3) is convertible or exchangeable for Indebtedness or Disqualified Stock; in each case on or prior to the first anniversary of the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (A) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 3.09, 4.10, 4.15 and 5.01 hereof; (B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any notes tendered pursuant thereto and (C) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this

Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "DTC" has the meaning set forth in Section 2.03.

     "EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:

     (1) Consolidated Interest Expense, to the extent deducted in calculating Consolidated Net Income, plus

     (2) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with Mexican GAAP:

          (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses;

          (B) depreciation, amortization (including amortization of intangibles and amortization of pre-operating expenses capitalized in accordance with Mexican GAAP but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income; and

          (C) all non-cash compensation expense arising out of the issuance of Equity Interests issued to directors, officers or employees of the Company or any of its Restricted Subsidiaries;

     provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and its successors.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EVENT OF LOSS" means (i) the loss of, destruction of, or damage to any Collateral, (ii) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Collateral or (iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events, that results in Net Proceeds from all sources in excess of $1.0 million.

     "EXCESS ADDITIONAL AMOUNTS" has the meaning set forth in Section 3.10.

     "EXCESS PROCEEDS" has the meaning set forth in Section 4.10.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

     "EXCHANGE OFFER" means an offer by the Company to the Holders of the Initial Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

     "EXCLUDED SUBSIDIARIES" means Telereunion, S.A. de C.V., Telscape de Mexico, S.A. de C.V. and Sierra USA Communications, Inc.

     "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

     "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

     "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Article 2 hereof.

     "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality hereof), and the payment for which the United States pledges its full faith and credit.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "GUARANTORS" means each of:

     (1) Maxcom Servicios Administrativos, S.A. de C.V.,

     (2) Outsourcing Operadora de Personal, S.A. de C.V.,

     (3) Tecnicos Especializados en Telecomunicaciones, S.A. de C.V.,

     (4) Corporativo en Telecomunicaciones, S.A. de C.V.,

     (5) Maxcom SF, S.A. de C.V.,

     (6) Maxcom TV, S.A. de C.V.,

     (7) Maxcom USA, Inc.,

     (8) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and

     (9) and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.


     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

     "HOLDER" means a Person in whose name a Note is registered.

     "INCUR" has the meaning set forth in Section 4.09.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) Attributable Debt under Sale and Leaseback Transactions under which such a Person is a lessee;

     (6) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

     (7) representing any Hedging Obligations; or

     (8) all Indebtedness of a Receivables Subsidiary and the net unrecovered purchase price of any receivables in connection with a Permitted Securitization,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and obligations in connection with a Permitted Securitization referred to in clause (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Mexican GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     "INITIAL PURCHASERS" means Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Mexican GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "ISSUE DATE" means December 20, 2006.

     "ISSUER" means Maxcom Telecomunicaciones, S.A. de C.V., and any and all successors thereto.

     "LEGAL DEFEASANCE" has the meaning set forth in Section 8.02.

     "LEGENDED REGULATION S GLOBAL NOTE" means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "LETTER OF TRANSMITTAL" means the letter of transmittal prepared by the Company and sent to all Holder of the Notes for use by such Holders in connection with the Exchange Offer.

     "LEVERAGE RATIO" means as of a specific date (the "CALCULATION DATE"), the ratio of (i) the aggregate principal amount of the Company's outstanding Indebtedness and the Indebtedness of the Restricted Subsidiaries plus the amount of all obligations in respect of the repayment of Disqualified Stock and the liquidation preference of preferred stock of Restricted Subsidiaries, in each case determined as of the Calculation Date and calculated in accordance with Mexican GAAP, to (ii) the Company's aggregate EBITDA for the period consisting of the last two full fiscal quarters for which financial statements are publicly available (the "REFERENCE PERIOD") multiplied by two.

     For purposes of calculating the Leverage Ratio:

     (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the two-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Mexican GAAP) as if they had occurred on the first day of the Reference Period;

     (2) the EBITDA attributable to discontinued operations, as determined in accordance with Mexican GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

     (3) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Reference Period;

     (4) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Reference Period; and

     (5) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "LUXEMBOURG LISTING AGENT" means Deutsche Bank Luxembourg, S.A. and its successors.

     "LUXEMBOURG SUB-PAYING AGENT" means Deutsche Bank Luxembourg, S.A. and its successors.

     "MEXICAN GAAP" means generally accepted accounting principles in Mexico in effect from time to time.

     "MEXICO" means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power thereof and any ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, the amount of distributions required to be made under applicable law or the by-laws of a Restricted Subsidiary in effect on the date of this Indenture to minority interest holders on account of such Asset Sale, the amount of any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Mexican GAAP and any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

     "NON-RECOURSE DEBT" means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "NON-U.S. PERSON" means a Person who is not a U.S. Person.

     "NOTE GUARANTEE" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

     "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFER AMOUNT" has the meaning set forth in Section 3.09.

     "OFFERING MEMORANDUM" means the Company's final Offering Memorandum, dated December 13, 2006, relating to the Notes.

     "OFFER PERIOD" has the meaning set forth in Section 3.09.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.06 hereof.

     "OPINION OF COUNSEL" means an opinion from legal counsel that is in form and substance reasonably acceptable to the Trustee, that meets the requirements of Section 13.06 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "PAYING AGENT" has the meaning set forth in Section 2.03.

     "PAYMENT DEFAULT" has the meaning set forth in Section 6.01.

     "PERMITTED BUSINESS" means the development, ownership and/or operation of one or more telephone, telecommunications, information or data transmission systems or networks and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation, local and long distance telephony, telecommunications and other information and transmission services such as the Internet, broadband or cable television.

     "PERMITTED HOLDERS" mean Banc America Equity Partners, Nexus-Maxcom Holdings I, LLC, BASCF-Maxcom Holding I, LLC, BAS Capital Funding Corporation, BankAmerica Investment Corporation, Mr. Adrian Aguirre Gomez, Mrs. Maria Trinidad Aguirre Gomez, Mr. Eduardo Vazquez and Mr. Gabriel Vazquez and any Affiliates or immediate family thereof.

     "PERMITTED DEBT" has the meaning set forth in Section 4.09.

     "PERMITTED INVESTMENTS" means:

     (1) (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in any other Restricted Subsidiary of the Company that is a Guarantor, provided that such Investment is evidenced by an intercompany note; (c) any Investment in the Equity Interests of a Restricted Subsidiary of the Company that is a Guarantor (by way of acquisition of Equity Interests or capital contribution), in an amount not to exceed $5.0 million in the aggregate for all Investments made pursuant to this clause (1)(c); or (d) any Investment in a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, consisting solely of the capitalization of amounts due to the Company in exchange for Equity Interests of such Restricted Subsidiary by such Restricted Subsidiary in an amount not to exceed $5.0 million in the aggregate for all Investments made pursuant to this clause (1)(d);

     (2) any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary in a Person in a Related Business if, as a result of such Investment, such Person immediately becomes a Wholly-Owned Restricted Subsidiary that is a Guarantor of such Person or is immediately merged consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

     (5) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

     (6) Investments represented by Hedging Obligations permitted to be incurred under Section 4.09 hereof;

     (7) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

     (8) repurchases of the Notes;

     (9) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization; that are necessary or advisable to effectuate such Permitted Securitization; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any Equity Interests;

     (10) Investments to the extent made in exchange for the Issuance of Capital Stock (other than Disqualified Stock) of the Company;

     (11) any Investment made within 60 days after the date of the commitment to make the Investment, that when such commitment was made, would have complied with the terms of this Indenture; provided that such Investment shall be deemed to have made under the provision under which it was intended to have been made; and

     (12) other Investments made since the date of this Indenture that do not exceed, at any one time outstanding, $7.5 million.

     "PERMITTED LIENS" means:

     (1) Liens in favor of the Company or the Guarantors;

     (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

     (3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

     (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iii) hereof covering only the assets acquired with or financed by such Indebtedness;

     (6) Liens existing on the date of this Indenture;

     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Mexican GAAP has been made therefor;

     (8) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

     (9) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (10) Liens on Receivables and related assets granted in connection with a Permitted Securitization, including Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization;

     (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture, provided, however, that:

          (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

          (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and
     (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

     (12) Liens in the ordinary course to secure Hedging Obligations with respect to the Notes permitted by Section 4.09(b)(vii) hereof; and

     (13) Collateral Permitted Liens.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has, at the time the Permitted Refinancing Indebtedness is incurred, a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

     (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

     "PERMITTED SECURITIZATION" means any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Company; provided that (i) the consideration to be received by the Company and its Restricted Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a "hold-back" or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $20.0 million (or U.S.$50.0 million so long as a first, priority security interest for the benefit of the Holders on the Collateral is in full force and effect).

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "PURCHASE DATE" has the meaning set forth in Section 3.09.

     "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Permitted Securitization, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "RECEIVABLE" shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for good or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code and any supporting obligations.

     "RECEIVABLES SUBSIDIARY" shall mean any Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Restricted Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:

     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

          (A) is guaranteed by the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary);

          (B) is recourse to or obligates the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary); or

          (C) subjects any property or assets of the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

     (2) with which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

     (3) to which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Restricted Subsidiary giving effect to such designation and an officers certificate certifying, to the best of such officer's knowledge and belief, that such designation complies with the foregoing conditions.

     "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date which is a Business Day fixed for such redemption by the Company pursuant to this Indenture.

     "REFERENCE PERIOD" has the meaning set forth in the definition of the term "Leverage Ratio".

     "REGISTRAR" has the meaning set forth in Section 2.03.

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into by the Company, the Guarantors and the Initial Purchasers with respect to the Notes on the Issue Date.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REGULATION S GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

     "RELEVANT DATE" means whichever is the later of (i) the date on which such payment referred to in Section 4.19 hereof first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with this Indenture.

     "REPLACEMENT COLLATERAL" means, at any relevant date in connection with a Collateral Asset Sale or Event of Loss, assets to be used in the business of the Company or its Subsidiaries, which on such date (i) constitute assets under "Telephone Network Systems and Equipment" on the Company's consolidated balance sheet, (ii) are to be acquired by the Company at a purchase price that does not exceed the Fair Market Value of such Replacement Collateral, (iii) will be upon purchase free and clear of all Liens other than Collateral Permitted Liens (other than any Lien described under clause (6) of the definition thereof), and
(iv) are subject to Collateral Documents to which the owner of the Replacement Collateral is a party.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

     "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED PAYMENTS" has the meaning set forth in Section 4.07.

     "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "RULE 903" means Rule 903 promulgated under the Securities Act.

     "RULE 904" means Rule 904 promulgated under the Securities Act.

     "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "S&P" means Standard & Poor's Ratings Services, and its successors.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of accounts receivable transactions.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBSIDIARY" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TAXES" has the meaning set forth in Section 4.19.

     "TAX JURISDICTION" means (1) Mexico or any political subdivision thereof or any authority therein or thereof having the power to tax, (2) any jurisdiction in which the Company or any Guarantor (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein having the power to tax or (3) any jurisdiction by or through which payment is made.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).

     "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries (excluding the value of any Investments in Persons other than Restricted Subsidiaries), as shown on the most recent balance sheet of the Company delivered to the trustee pursuant to Section 4.03.

     "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2010; provided, however, that if the period from the redemption date to December 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     "TRUSTEE" means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED DEFINITIVE NOTE" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

     "UNRESTRICTED GLOBAL NOTE" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, provided that such designation maybe only made if such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

     (5) does not own any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Person other than Unrestricted Subsidiaries of the Subsidiary to be so designated;

     (6) (A) the Subsidiary to be so designated has total assets of $1,000.00 or less or (B) if such Subsidiary has assets greater than $1,000.00, such designation would be permitted under the covenant described under Section 4.07; and

     (7) immediately after giving effect to such designation no Default shall have occurred and be continuing.

     "U.S. PERSON" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

     "VOTING STOCK" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Mexican GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) "will" shall be interpreted to express a command;

     (6) provisions apply to successive events and transactions; and

     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    The Notes

     Section 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be issued initially in denominations of $100,000 and thereafter in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

     Section 2.02. Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     Section 2.03. Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

     Section 2.04. Luxembourg Listing Agent, Sub-Paying Agent and Transfer Agent. The Company has appointed Deutsche Bank Luxembourg S.A. as Luxembourg listing agent, Luxembourg sub-paying agent and Luxembourg transfer agent. The Company shall maintain such agencies so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.

     Section 2.05. Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

     Section 2.06. Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

     Section 2.07. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Company for Definitive Notes if:

          (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes representing the Notes; or

          (iii) there has occurred and is continuing an Event of Default with respect to the Notes.

     Upon the occurrence of any of the preceding events in subparagraph (i),
(ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or
2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c), or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A) both:

                    (1) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (2) instructions given in accordance with the Applicable
               Procedures containing information regarding the Participant account to be credited with such increase; or

               (B) both:

                    (1) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (2) instructions given by the Depositary to the Registrar
               containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.07(b)(i) above.

provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

     Upon consummation of an Exchange Offer by the Company in accordance with
Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and;

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          (v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interest in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestrictive Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company.

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the from of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereof, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect

     Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereof, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following documentation:

               (A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof;

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such

               Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker Dealers, (B) they are not participating in the distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule
     144) of the Company; and

          (ii) Unrestricted Definitive Notes in the aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate upon receipt of an Authentication Order in accordance with Section
2.02 hereof and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (AND RELATED GUARANTEES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN,

          (1)  THE ACQUIRER

               (A) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE l44A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR

               (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

          (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

               (A)  TO THE ISSUER,

               (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

               (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

               (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

               (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

               PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH
               (2)(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (c)(ii), Section 2.07(c)(iii),
          Section 2.07(d)(ii), (d)(iii), Section 2.07(e)(ii), or (e)(iii) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS

          GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
     2.02 hereof or at the Registrar's request.

          (ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15 and Section 9.04 hereof).

          (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (iv) Neither the Registrar nor the Company will be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vi) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in
Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall be deemed to be not outstanding for purposes of Section 3.07(a) hereof.

     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

     Section 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

     Section 2.11. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate final-form Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

     Section 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, repurchase, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Upon the Company's written request, certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.14. CUSIP Numbers. The Company in issuing the Notes may use one or more "CUSIP" numbers (if then generally in use), and, if so, the

Trustee shall use "CUSIP" numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

     Section 2.15. Ranking; Security for and Parity of Notes. All Notes issued and outstanding hereunder rank on a parity with each other Note, and each Note shall be secured equally and ratably by this Indenture and the Collateral Documents with each other Note, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note shall be entitled to the same benefits and security in this Indenture and the Collateral Documents as each other Note. The Company shall be responsible for the continued maintenance, priority and perfection of such security interest as set forth in the Collateral Documents.

                                    ARTICLE 3
                            Redemption and Prepayment

     Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth:

     (a) the clause of this Indenture pursuant to which the redemption shall occur;

     (b) the Redemption Date;

     (c) the principal amount of Notes to be redeemed; and

     (d) the redemption price.

     Section 3.02. Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, or if the Notes are not listed on a securities exchange, by lot or by such other method as the Trustee shall deem to be fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $100,000 and whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

     Section 3.03. Notice of Redemption. Subject to the provisions of Section
3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

     The notice will identify the Notes to be redeemed and will state:

     (a) the Redemption Date;

     (b) the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

     Section 3.05. Deposit of Redemption or Purchase Price. On or before the Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date and no additional interest will be paid to Holders whose Notes are redeemed. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

     Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

     Section 3.07. Optional Redemption. (a) At any time prior to December 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, using cash in an amount up to the amount of the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that:

          (i) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

     (b) At any time prior to December 15, 2010, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

     (c) On or after December 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

        YEAR            PERCENTAGE
        ----            ----------
2010 ................    105.500%
2011 ................    102.750%
2012 and thereafter..    100.000%

     (d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

     (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof; provided that, in the case of a redemption pursuant to Section 3.07 for the purposes of any notice required by Section 3.01 or 3.02, the redemption price may be stated to be "the redemption price determined in accordance with Section 3.07(b)" or "the redemption price determined in accordance with Section 3.07(c)", as the case maybe.

     Section 3.08. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

     Section 3.09. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company will apply all Excess Proceeds (the "OFFER AMOUNT") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and such other pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment will continue to accrue interest;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only; provided that any unpurchased balance is in a minimum denomination of $100,000 or an integral multiple of $1,000 in excess of $100,000;

     (f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

     (g) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $100,000, and integral multiples of $1,000 in excess thereof, will be purchased); and

     (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     Section 3.10. Redemption for Changes in Withholding Tax. The Company may at its option at any time, upon giving not less than 30 nor more than 60 days' notice to Holders, redeem all (but not less than all) of the Notes then outstanding, at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to such Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of the Additional Amounts the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican taxes at a rate of 4.9 percent ("EXCESS ADDITIONAL AMOUNTS") as a result of:

     (a) any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction; or

     (b) any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, regulations or rulings (each of (a) and (b) a "CHANGE OF TAX LAW"), if (1) the above-mentioned change or amendment is announced on or after the date hereof (or, if the relevant Tax Jurisdiction has changed since the date of this Indenture, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture), (2) such obligation to pay Excess Additional Amounts would have arisen absent a further issuance of the Notes pursuant to this Indenture, and (3) such obligation to pay Excess Additional Amounts cannot be avoided by the Company taking reasonable measures available to it (including, without limitation, changing the jurisdiction from or through which payments are made).

     Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts.

     Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee (1) an Officers' Certificate stating that the conditions precedent to the right of the Company to so redeem have occurred and that the obligation to pay Excess Additional Amounts cannot be avoided by the Company by taking commercially reasonable measures available to it, and (2) a written opinion of independent legal counsel of recognized standing in the relevant Tax Jurisdiction addressed to the Trustee to the effect that the Company has become obligated to pay Excess Additional Amounts as a result of a change or amendment described above.

     The foregoing provisions will apply mutatis mutandis to any successor Person to the Company after such successor Person becomes a party to this Indenture.

     For so long as the Notes are listed and admitted for trading on the Euro MTF of the Luxembourg Stock Exchange, and to the extent the rules of the Luxembourg Stock Exchange so require, the Company will provide a copy of any such notice to the Luxembourg Stock Exchange. Notices of redemption will be given in accordance with the provisions set forth under Section 3.03.

                                    ARTICLE 4
                                    Covenants

     Section 4.01. Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as the initial office or agency of the Company in accordance with Section 2.03 hereof.

     Section 4.03. Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or cause the Trustee to furnish to the Holders of Notes within 180 days following the end of each fiscal year and 60 days following the end of each successive fiscal quarter, as the case may be (or, if shorter, within the time periods (included extensions thereof) specified in the SEC's rules and regulations), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on (1) Form 6-K (provided that the Company shall be deemed to be required to file (a) such Forms for each of the first three fiscal quarters for each fiscal year (including quarterly financial statements) and (b) the information required to be filed with the SEC on Form 8-K, if applicable, for changes in control, acquisition or disposition of assets, bankruptcy or receivership and changes in the Company's certifying accountants) and (2) Form 20-F as if the Company were required to file such Forms, including an "Operating Results and Condition" disclosure section and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and, with respect to quarterly information, a review of the quarterly financial statements by the Company's certified independent accountants.

     Whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to the Holders, securities analysts and prospective investors upon request.

     The Company will make the information and reports referred to in this
Section 4.03 available to securities analysts and prospective investors upon request.

     For so long as the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the above information will also be made available in Luxembourg through the offices of Deutsche Bank Luxembourg S.A., the Luxembourg Listing Agent.

     In addition, for so long as any Notes remain outstanding and are not freely transferable under the Securities Act, the Company will make available to any Holder or Beneficial Owner of an interest in the Notes, or to any prospective


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purchasers designated by such Holder or Beneficial Owner, upon request of such
Holder or Beneficial Owner, and in addition to the other information referred to under this Section 4.03, the information required to be delivered under paragraph (d)(4) of Rule 144A unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (c) Delivery of such reports, information and documents hereunder to the Trustee is for informational purposes only, and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers' Certificate).

     Section 4.04. Compliance Certificate. (a) The Company shall deliver to the
Trustee: (1) within 120 days after the end of each fiscal year an Officers' Certificate stating that the Company has fulfilled its obligations under this Indenture or, if there has been a Default or Event of Default, specifying the Default or Event of Default and its nature and status; and (2) as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of the Default or Event of Default, and the action which the Company proposes to take with respect thereto.

     (b) The year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of


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Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.05. Taxes. The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     Section 4.06. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.07. Restricted Payments. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests (a) of the Company or any direct or indirect parent of the Company or (b) of any Restricted Subsidiary held by an Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Stock);

          (iii) make any payment on or with respect to, or purchase, redeem, defease, prepay, decrease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is


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     subordinated in right of payment to the Notes or the applicable Guarantee, except a payment of interest or principal at the Stated Maturity thereof;
     or

          (iv) make any Restricted Investment,

     (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"),

     unless, at the time of and after giving effect to such Restricted Payment:

               (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

               (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable two-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) hereof;

               (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

                    (1) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of the amount of such deficit); plus

                    (2) 100% of the aggregate net cash proceeds received by the
               Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold or issued to a


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               Subsidiary of the Company or Equity Interests of the Company sold or issued pursuant to irrevocable commitments made prior to the date of this Indenture); plus

                    (3) to the extent that one or more Restricted Investments
               that were made after the date of this Indenture is pursuant to this first paragraph are sold for cash or otherwise liquidated or repaid for cash or otherwise results in a return on such Investments in cash, through dividends, interest, distributions or otherwise, the lesser of (i) the cash return of capital with respect to all such Restricted Investments (less the cost of disposition, if any) and (ii) the initial amount of all such Restricted Investments, in each case taken as a whole; plus

                    (4) to the extent that any Unrestricted Subsidiary of the
               Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture, provided, however, that the foregoing sum shall not exceed, in the case of any such Unrestricted Subsidiary, the amount of Restricted Investments previously made (and treated as a Restricted Payment under this clause (3)) by the Company or any Restricted Subsidiary in such Person.

     (b) The provisions of Section 4.07(a) hereof will not prohibit:

          (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

          (ii) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are


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     utilized for any such Restricted Payment will be excluded from clause
     (a)(iv)(C)(2) hereof;

          (iii) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (iv) (A) to the extent required by law, or by the by laws of any Restricted Subsidiary in effect on the date of this Indenture, or (B) so long as no Default has occurred and is continuing or would be caused thereby and, in the case of this clause (B), provided that no intercompany notes are outstanding pursuant to clause (1) of the definition of "Permitted Investments," the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (v) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Leverage Ratio test described in Section 4.09 hereof;

          (vi) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional shares of Capital Stock; and

          (vii) other Restricted Payments in an amount not to exceed $12.5 million since the date of this Indenture.

     The amount of all Restricted Payments (other than cash and Indebtedness) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds $6.0 million.

     Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective


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any consensual encumbrance or restriction of any kind on the ability of any
Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries;

          (iii) pay any Indebtedness owed to the Company or any Restricted Subsidiary; or

          (iv) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (i) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (ii) this Indenture, the Notes and the Note Guarantees;

          (iii) applicable law, rule, regulation or order or the applicable by-laws of the Company or any of its Restricted Subsidiaries as in effect on the date of this Indenture;

          (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (v) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;


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          (vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iv) of Section 4.08(a) hereof;

          (vii) any agreement for the sale or other disposition of all or substantially all the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (ix) Liens permitted to be incurred under the provisions of Section
     4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (x) customary provisions relating to assets or properties in which the Company has Investments in joint ventures, provided that the Company was allowed to make such Investment pursuant to the other terms of this Indenture; and

          (xi) customary provisions existing in the documentation governing any Permitted Securitization.

     Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio, as of the Calculation Date, would have been no greater than (i) 4.25 to 1 in the case of any incurrence or issuance on or before December 31, 2007, (ii) 4.00 to 1 in the case of any incurrence or issuance on or after January 1, 2008 and on or before December 31, 2009 and (iii) 3.50 to 1 in the case of any incurrence or issuance on or after January 1, 2010, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, as of the Calculation Date.


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     (b) The provisions of Section 4.09(a) hereof will not prohibit, so long as no Default or Event of Default has occurred and is continuing, the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

          (i) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the related Note Guarantees to be issued on the date of this Indenture (including the Additional Notes);

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price (whether in an asset acquisition or acquisition of Equity Interests) or cost of design, construction, installation or improvement of property, plant or equipment used in the Permitted Business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
     (iii), not to exceed $10.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (i), (ii) or (iii) of this
     Section 4.09(b);

          (v) the incurrence by the Company or any of its Wholly-Owned Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries; provided, however, that:

               (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

               (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company


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          or a Wholly-Owned Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (v);

          (vi) the issuance by any of the Company's Wholly-Owned Restricted Subsidiaries to the Company or to any of its Wholly-Owned Restricted Subsidiaries that is a Guarantor of shares of preferred stock; provided, however, that:

               (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor;

               (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor, and

               (C) will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations for the purpose of managing the Company's (or any Restricted Subsidiary's) exposure to fluctuations in interest rates with respect to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture or protecting the Company (or its Restricted Subsidiaries) against currency fluctuations in the ordinary course of business and not for speculative purposes;

          (viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;


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

          (x) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company or any Restricted Subsidiary securing the performance of contractual, franchise, concession or license obligations of the Company or a Restricted Subsidiary;

          (xi) Attributable Debt with Respect to a Sale and Leaseback Transaction to the extent such Sale and Leaseback Transaction complies with the provisions under Section 4.20;

          (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (xiii) Indebtedness of the Company, to the extent the net proceeds thereof in their entirety are (i) used solely to purchase Notes tendered in a Change of Control Offer or (ii) concurrently deposited to defease the Notes as described under Article 12;

          (xiv) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business; and

          (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xv), but excluding the indebtedness permitted by clauses (i) through (xiv), not to exceed $10.0 million.

     The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to Section 4.09 hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any


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Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of accounts payable as Indebtedness and the payment of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or preferred stock of Restricted Subsidiaries will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock of Restricted Subsidiaries for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:

               (A) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

               (B) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

               (C) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                    (1) the Fair Market Value of such assets at the date of
               determination; and

                    (2) the amount of the Indebtedness of the other Person.

     For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined as the average daily observed currency exchange rates reported by the Federal Reserve Bank of New York for the trailing 30 calendar day period, including the date of incurrence, in the case of term Indebtedness, or first commitment, in the case of revolving credit Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.

     Section 4.10. Asset Sales.

     Non-Collateral Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration); and

     (b) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash and is received at the time of such dispositions. For purposes of this provision, each of the following shall be deemed to be cash:

          (i) Cash Equivalents;

          (ii) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement in which the transferee releases the Company or such Restricted Subsidiary from further liability;

          (iii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days following the closing of such Asset Sale, to the extent of the cash received in that conversion; and

          (iv) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration previously received pursuant to this clause (d), not to exceed 1.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

     (a) to permanently repay any Indebtedness, other than subordinated Indebtedness or any Indebtedness of a Subsidiary that is not a Guarantor and, if


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the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

     (b) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

     (c) to purchase long-term property or assets or make a capital expenditure used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

     Collateral Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate a Collateral Asset Sale unless:

     (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Collateral Asset Sale at least equal to the Fair Market Value of such Collateral;

     (b) with respect to each such Collateral Asset Sale, the Company delivers an Officers' Certificate to the Trustee dated no more than 15 days prior to the date of consummation of the relevant Collateral Asset Sale, certifying that such sale complies with clause (a) above;

     (c) at least 75% of the consideration received for the Collateral sold by the Company or its Restricted Subsidiaries, as the case may be, shall be in the form of cash or Cash Equivalents received at the time of such Collateral Asset Sale; provided that any other consideration received for such Collateral shall constitute Collateral pursuant to appropriate Collateral Documents to which the owner thereof is a party; and

     (d) the Net Proceeds therefrom shall be paid directly by the purchaser thereof to the Collateral Agent, as additional Collateral.

     In the case of any Collateral Asset Sale, the Company, within 360 days from the date of consummation of a Collateral Asset Sale, may apply all of the Net Proceeds therefrom to purchase or otherwise invest in Replacement Collateral. Any such Net Proceeds not so applied will be applied to make an Asset Sale Offer in accordance with the terms described below under Section 3.09. In the case of a Collateral Asset Sale that represents all or substantially all of the Collateral, all of the Net Proceeds therefrom will be immediately applied to make an Asset Sale Offer in accordance with Section 3.09.

     Event of Loss. If the Company or a Restricted Subsidiary suffers an Event of Loss, the Net Proceeds therefrom will be paid directly by the party providing


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such Net Proceeds to the Collateral Agent, pursuant to the applicable Collateral
Document, as additional Collateral. As any portion or all of the Net Proceeds from any such Event of Loss are received by the Collateral Agent, the Company may apply all of such amount or amounts, as received, together with all interest earned thereon, individually or in combination, (1) to purchase or otherwise invest in Replacement Collateral and (2) to restore the relevant Collateral. In the event that the Company elects to restore the relevant Collateral pursuant to the foregoing clause (2), within 180 days of receipt of such Net Proceeds from an Event of Loss, the Company will:

     (a) give the Trustee irrevocable written notice of such election, and

     (b) enter into a binding commitment to restore such Collateral, a copy of which will be supplied to the Trustee, and will have 360 days from the date of such binding commitment to complete such restoration, which will be carried out with due diligence. The Company will take such action, at its sole expense, as may be required to ensure that the Collateral Agent has, from the date of such purchase or investment, a first ranking Lien on such Replacement Collateral.

     Any such Net Proceeds that the Company does not elect to apply within such 180 period or does not actually apply within such 360 day period will be applied to make an Asset Sale Offer in accordance with Section 3.09.

     Replacement Collateral. In the event that the Company decides pursuant to the foregoing provisions to apply any portion of the Net Proceeds from a Collateral Asset Sale or an Event of Loss to purchase or otherwise invest in Replacement Collateral:

     (a) the Company will deliver an Officers' Certificate to the Trustee dated no more than 30 days prior to the date of consummation of the relevant investment in Replacement Collateral, certifying that the purchase price for the amount of the investment in Replacement Collateral does not exceed the Fair Market Value of such Replacement Collateral;

     (b) the Company will deliver an Officers' Certificate to the Collateral Agent and the Trustee certifying compliance with the provisions of the indenture and the Permitted Secured Obligations and requesting the release of such certified purchase price to the Company (or the applicable Restricted Subsidiary), free of the Lien of the Collateral Documents; and

     (c) the Company will take such actions, at its sole expense, as may be required to permit the Collateral Agent, pursuant to the applicable Collateral Document, to release such Net Proceeds, together with any interest thereon, from the Lien of the applicable Collateral Document and to ensure that the Collateral Agent has, from the date of such purchase or investment, a first-priority Lien on such Replacement Collateral pursuant to appropriate Collateral Documents.


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     Notwithstanding anything to the contrary in the foregoing, pending application of such consideration to acquire Replacement Collateral or restore the relevant Collateral in an Event of Loss, any consideration received in connection with a Collateral Asset Sale, an Event of Loss or an investment in Replacement Collateral shall be paid directly by the purchaser thereof to the Collateral Agent or otherwise constitute Collateral subject to a first-priority lien in form and substance satisfactory to the Collateral Agent.

     Asset Sales Offer. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at the offer price specified in the next sentence. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

     Section 4.11. Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend or permit to exist any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "AFFILIATE TRANSACTION"), unless:


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          (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (ii)

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, (i) the terms of the Affiliate Transaction are set forth in writing; (ii) a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that such Affiliate Transaction complies with this covenant and have approved such Affiliate Transaction; and (iii) the Company delivers to the trustee a resolution of the Board of Directors of the Company set forth in an officers' evidencing the fulfillment of the condition set out in clause (ii)(A) (ii); and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $6.0 million, in addition to the conditions set out in clause (2)(a), the Company delivers to the trustee a written opinion to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries issued by an investment banking firm of national standing.

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11 hereof:

          (i) any reasonable and customary employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries and approved by the Board of Directors;

          (ii) transactions exclusively between or among the Company and/or any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

          (iii) payment of reasonable directors' fees to directors of the Company and its Restricted Subsidiaries who are not otherwise Affiliates of the Company as determined in good faith by the Company's Board of Directors;

          (iv) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;


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

          (v) Restricted Payments that do not violate Section 4.07 hereof;

          (vi) loans or advances to employees in the ordinary course of business and in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed U.S.$500,000 in the aggregate at any time outstanding;

          (vii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person and no Affiliate of the Company (other than a Restricted Subsidiary thereof) owns any Equity Interests in, or controls, such Person except through their ownership of the Company; and

          (viii) customary and reasonable transactions in connection with a Permitted Securitization, including Standard Securitization Undertakings.

     Section 4.12. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

     Section 4.13. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage, directly or indirectly, in any business other than Permitted Businesses.

     Section 4.14. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

     (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

     (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

     Section 4.15. Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE


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OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to
$100,000 or integral multiples of $1,000 above $100,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "CHANGE OF CONTROL PAYMENT"). Within 10 days following the date on which a Change of Control occurs, the Company will mail, by first-class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum of $100,000 in principal amount or an integral multiple of $1,000 above $100,000.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the


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

extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent will promptly mail (but in any case not later than five Business Days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) if a notice of redemption is given pursuant to Section 3.07 hereof and the redemption described therein is effected in accordance therewith.

     Section 4.16. Additional Note Guarantees. If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of this Indenture, then that newly acquired or created Subsidiary will become a Guarantor and deliver to the Trustee execute a supplemental indenture and deliver an Opinion of Counsel pursuant to which such Subsidiary will unconditionally and irrevocably guarantee the Company's obligations under the Notes within 10 Business Days of the date on which such Subsidiary was acquired or created, provided that any Subsidiary that is designated as an Unrestricted Subsidiary need


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

not become a Guarantor until five Business Days after as it ceases to be an Unrestricted Subsidiary.

     On or prior to January 1, 2009, the Company will cause each Excluded Subsidiary (to the extent such Excluded Subsidiary is a Subsidiary on the date thereof) to become a Guarantor and to execute and deliver to the Trustee a supplemental indenture and deliver an Opinion of Counsel pursuant to which such Subsidiary will unconditionally and irrevocably guarantee the Company's obligations under the Notes. So long as any Excluded Subsidiary is not a Guarantor, the Company will not permit such Excluded Subsidiary to incur any Indebtedness (other than as otherwise constitutes Permitted Debt under Section 4.09).

     The Company agrees to register such additional guarantees pursuant to the Securities Act.

     Section 4.17. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is


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permitted under Section 4.09 hereof, and if such Indebtedness is being permitted pursuant to the Leverage Ratio set forth in Section 4.09(a), being calculated on a pro forma basis as if such designation had occurred at the beginning of the two-quarter Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

     Section 4.18. Listing. The Company will use its best efforts to obtain and maintain listing of the Notes on the official list of the Luxembourg Stock Exchange and to maintain the Notes admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange; provided, however, that if the Company is unable to list the Notes on the Euro MTF, or if the Company is unable maintain its listing on the Euro MTF, it will prior to the delisting of the Notes, list and maintain a listing of the Notes on another internationally recognized stock exchange. In the event that a Restricted Subsidiary provides a Guarantee or is released from its obligations under a Guarantee at a time when the Notes are listed on the Euro MTF, the Company will, to the extent required by the rules of the Luxembourg Stock Exchange, publish notice of the granting or release of such Restricted Subsidiary Guarantee in the d'Wort, send a copy of such notice to the Luxembourg Stock Exchange and, in the case of the granting of a new Restricted Subsidiary Guarantee, deposit a copy of the Restricted Subsidiary Guarantee with the Luxembourg Stock Exchange and the Luxembourg Sub-Paying Agent.

     Section 4.19. Withholding Taxes. All payments under or in respect of the Notes or any Note Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges (including penalties, interest and additions related thereto) (collectively, "TAXES") of whatever nature imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law. In the event of any such withholding or deduction imposed or levied by a Tax Jurisdiction is required to be made from any payments under or with respect to the Notes or any Note Guarantee, the Company or the relevant Guarantor, as applicable, shall pay to Holders of the Notes such additional amounts ("ADDITIONAL AMOUNTS") as will result in the net payment to such Holder (including Additional Amounts) of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to:

     (a) any Taxes that would not have been so withheld or deducted but for the Holder or beneficial owner of the Notes having a present or former connection to the relevant Tax Jurisdiction (including having a permanent establishment in such Tax Jurisdiction, being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed) other than the mere receipt of payments in respect of the Notes or any Note Guarantee, the mere holding or ownership of such Note or beneficial interest


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in the Note or the exercise of any rights under the Notes, this Indenture or the
Registration Rights Agreement;

     (b) where presentation is required for payment on a Note, any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day during such 30 day period and there were no additional withholdings or deductions as a result of such late presentment;

     (c) any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note or any payment in respect of such Note, after written request made to that Holder or beneficial owner at least 60 days before any such withholding or deduction would be payable, by the Company or the relevant Guarantor, the Trustee or the Paying Agent, as applicable, to comply with any certification, identification, information, documentation or other similar reporting requirement concerning its nationality, residence, identity or connection with the relevant Tax Jurisdiction, which is required or imposed by a statute, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     (d) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed with respect to any Note;

     (e) any Taxes payable other than by withholding or deduction;

     (f) any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income (the "DIRECTIVE") implementing the conclusions of the European Counsel of Economic and Finance Ministers (ECOFIN) meeting on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

     (g) any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner thereof who would have been able to avoid such tax by presenting the relevant Note to another paying agent; or

     (h) any combination of (a) through (g) above.

     Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (h) above shall not apply if (i) the provision of information, documentation or other evidence described in such clauses (c) and (h) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or Beneficial Owner of a Note (taking into account any relevant differences between U.S. and Mexican law rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax


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law, regulation and administrative practice (such as IRS Forms W-8, W-8BEN and
W-9) or (ii) Rule 3.23.8 issued by the Ministry of Finance and Public Credit on April 28, 2006 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (c) and (h) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule 3.23.8 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or such successor of such rule). In addition, such clauses (c) and (d) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or another holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

     If the Directive imposes taxes upon Notes presented for payment, the Company will use commercially reasonable efforts to maintain a paying agent with a specified office in a Member State of the European Union that will not be obligated to withhold or deduct tax pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, the Directive.

     References to principal, interest or any other amount payable on or in respect of any Note shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes to the extent that Additional Amounts are, were or would be payable in respect thereof.

     At least 10 Business Days prior to the first interest payment date (and at least 10 Business Days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below mentioned Officers' Certificate), the Company or the relevant Guarantor, as applicable, will furnish to the Trustee and the Paying Agent an Officers' Certificate instructing the Trustee and the Paying Agent whether payments of principal of or interest on the Notes due on such interest payment date shall be without deduction or withholding for or on account of any Taxes by the Tax Jurisdictions (other than the jurisdiction where the Trustee is located or organized). If any such deduction or withholding shall be required, at least 20 days prior to such interest payment date (unless the obligation to pay Additional Amounts arises after the 20th day prior to the payment date, in which case the Company or the relevant Guarantor shall notify the Trustee and the Paying Agent promptly thereafter), the Company, or the relevant Guarantor, as applicable, will furnish the Trustee and the Paying Agent with an Officers' Certificate that specifies the amount, if any, required to be withheld on such payment to Holders of the Notes. If the Company or any Guarantor is obligated to pay Additional Amounts with respect to such payment, the Officers' Certificate must also set forth any other information reasonably


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necessary to enable the Paying Agent to pay Additional Amounts to the Holders on
the relevant payment date. For these purposes, any Officers' Certificate required by this Indenture to be provided to the Trustee and the Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and the Paying Agent.

     The Company or the relevant Guarantor, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company or the relevant Guarantor, as applicable, will obtain official receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld, or, if such receipts are not obtainable, such other documentation reasonably acceptable to the Trustee. The Company, or the relevant Guarantor, as applicable, shall furnish to the Trustee the official receipts (or a certified copy of the official receipts or other such documentation, as applicable) evidencing payment of Taxes. The Company or the relevant Guarantor, as applicable, will attach to each certified copy or other such documentation, as applicable, a certificate stating (x) that the amount of such Tax evidenced by the certified copy was paid in connection with payments under or with respect to the Notes then outstanding upon which such Taxes were due and (y) the amount of such withholding tax paid per $1,000 of principal amount of the Notes. Copies of such receipts or other such documentation, as applicable, shall be made available to Holders of the Notes upon request.

     The Company and the relevant Guarantor, as applicable, shall promptly pay when due, and indemnify the Holder for, any present or future stamp, issue, registration, court and/or documentary taxes, and/or any other excise taxes, similar charges or similar levies imposed by the Tax Jurisdictions on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Guarantee or any other document or instrument referred to herein or therein.

     The Company will indemnify and hold harmless each Holder of Notes and, upon written request of any Holder of Notes, reimburse each such Holder, for the amount of:

     (1) any Taxes (other than Taxes excluded under clauses (a) through (h)) levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes; provided that reasonable supporting documentation is provided; and

     (2) any Taxes (other than Taxes excluded under clauses (a) through (h)) levied or imposed with respect to any reimbursement under the foregoing clause
(1), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than Taxes excluded under clauses (a) through (h)) on such reimbursement had not been imposed.


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     Any payments made pursuant to the preceding sentence will be treated as
Additional Amounts for all relevant purposes.

     Section 4.20. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:

     (a) the Company or the Restricted Subsidiary, as applicable, would be entitled to:

          (i) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09; and

          (ii) create a Lien on such property or assets securing such Attributable Debt pursuant to Section 4.12.

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions, and

     (b) the Company complies with Section 4.10 in respect of such transaction.

     Section 4.21. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company:

     (a) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary); and

     (b) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary), unless:

          (i) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

          (ii) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07; or


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

          (iii) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would continue to constitute a Restricted Subsidiary and the Company or such Restricted Subsidiary applies the Net Proceeds of any such sale in accordance with Section 4.10.

     Section 4.22. No impairment of Security Interests. Neither the Company nor any of its Restricted Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Notes, including the failure to obtain any required approval or any material defect in the creation, perfection or first-priority status of any Lien granted pursuant to the Collateral Documents. The Company will cause the Restricted Subsidiaries to comply with its obligations under the Collateral Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way that would be adverse to the Holders of the notes in any material respect, except as described above under Article 10 or as permitted under Article 9.

     Section 4.23. Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

     Section 4.24. Interest Rate Adjustment. (a) The interest rate on the Notes specified in the Notes (increased as the case may be with Additional Interest) will increase by 0.75% per annum commencing on April 1, 2007, if a first-priority Lien has not been created and perfected in respect of all of the Collateral for any reason by March 31, 2007 or there is any material defect in the creation, perfection or first-priority status of any Lien (subject to Collateral Permitted Liens) in respect of Collateral as of March 31, 2007. If such defect still remains as of June 30, 2007, the interest rate on the Notes specified in the Notes (increased as the case may be with Additional Interest) will increase by 0.75% (for a total increase of 1.50%), commencing on July 1, 2007. If such defect still remains as of September 30, 2007, the interest rate on the Notes specified in the Notes (increased as the case may be with Additional Interest) will increase by 0.50% (for a total increase of 2.00%), commencing on October 1, 2007.

     (b) To avoid any such interest rate adjustment, the Company shall deliver to the Trustee and the Collateral Agent (x) an Officers' Certificate to the effect that none of the conditions requiring an interest rate adjustment are continuing, (y) copies of each of the relevant Collateral Documents, including


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evidence of registration with the applicable public registry in Mexico and any other related documentation, and (z) an Opinion of Counsel to the Company that a first-priority Lien (subject to Collateral Permitted Liens) has been perfected in the subject Collateral in accordance with Mexican law. Upon delivery of the above, the interest rate adjustment will no longer remain in effect.

                                   ARTICLE 5
                                   Successors

     Section 5.01. Merger, Consolidation, or Sale of Assets. The Company shall not, directly or indirectly: (1) consolidate, merge or reorganize with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

     (a) either:

          (i) the Company is the surviving corporation; or

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of Mexico, a member of the European Union or any state of the United States or the District of Columbia;

     (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

     (c) immediately after such transaction, no Default or Event of Default exists;

     (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable two-quarter period, (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09 hereof or (y) have a Leverage Ratio equal to or higher than immediately prior to such transaction;


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     (e) the Company shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel in the relevant jurisdictions, each stating, in the form and substance reasonably satisfactory to the Trustee, that such consolidation, merger, transfer or lease and the agreements referred to in clause (b) of this Section 5.01 comply with this Indenture (provided that such Opinions of Counsel may assume, among other things, the satisfaction of all financial ratios in connection with such transaction).

     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

     Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Issuer" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company and Issuer herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, in which case the predecessor Company will be discharged from all of its obligations under this Indenture and the Notes.

                                   ARTICLE 6
                              Defaults and Remedies

     Section 6.01. Events of Default. Each of the following is an "EVENT OF DEFAULT":

     (a) default for 30 days in the payment when due of interest (including any Additional Interest) or any Additional Amounts on the Notes;

     (b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

     (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15 or Section 5.01 hereof;


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     (d) failure by the Company or any of its Restricted Subsidiaries for 60
days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other covenants or agreements in this Indenture;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

          (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

          (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any authorized Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, or any Collateral Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect;

     (h) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,


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          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; and

     (i) (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; and

     (y) such order or decree remains unstayed and in effect for 60 consecutive days.

     Section 6.02. Acceleration. In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except


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nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04. Waiver of Defaults. Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

     Section 6.06. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) such Holder gives to the Trustee written notice that an Event of Default is continuing;


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          (b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to


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pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, in each case absent express authorization from such Holder.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


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                                   ARTICLE 7
                                    Trustee

     Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any related agreement at the request of any Holders, unless such Holder has offered to the


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Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer of the Trustee has actual knowledge thereof or (ii) the Trustee has received written notice thereof from the Company or any Holder.

     (h) The permissive rights of the Trustee enumerated herein shall not be construed as duties.


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     (i) Before the Trustee takes any action under Section 6.01(d) or 6.02, it may request direction from Holders of at least 25% in aggregate principal amount of outstanding Notes.

     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, if required, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     Section 7.04. Trustee's Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, or a default pursuant to clause (e) or (f) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     Section 7.06. Reports by Trustee to Holders of the Notes. (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA
Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.


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     Section 7.07. Compensation and Indemnity. (a) The Company and the
Guarantors will jointly and severally pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantors will jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. In the event that the Company does not accept the defense of a claim as provided above, the Trustee shall have the full right to defend against such claim in its sole discretion, and pursue its rights hereunder.

     (c) The obligations of the Company and the Guarantors under this Section
7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     (d) To secure the Company's and the Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


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     (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     Section 7.08. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a custodian or public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly, but in no event later than 60 days after such resignation or removal, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to


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Holders. The retiring Trustee will promptly transfer all property held by it as
Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

     Section 7.10. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    Legal Defeasance and Covenant Defeasance

     Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section
8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

     Section 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the


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outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

     (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and any Additional Amounts that may be due and payable, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

     (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

     (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

     (d) this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

     Section 8.03. Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.20, and 4.21 hereof and clause (d) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under


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Section 6.01 hereof, but, except as specified above, the remainder of this
Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and 6.01(d) hereof will not constitute Events of Default.

     Section 8.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section
8.02 or Section 8.03 hereof:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, and any Additional Amounts that may be due and payable, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

     (b) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

          (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) the Company must deliver to the Trustee an Opinion of Counsel in Mexico to the effect that (A) the Holders of the outstanding Notes will not


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

recognize income, gain or loss for Mexican Tax purposes as a result of such deposit and defeasance and will be subject to Mexican Taxes, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (B) payments from the defeasance trust will be made free and clear of, and without withholding or deduction for or on account of any present or future Taxes imposed, levied, collected, withheld or assessed by Mexico or any political subdivision or governmental authority thereof or therein having power to Tax;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

     (e) 123 days pass after the deposit is made and during the 123-day period no Event of Default under clauses (h) or (i) in Section 6.01 occurs;

     (f) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

     (h) the Company must deliver to the Trustee and Opinion of Counsel in the United States and Mexico to the effect that on the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (i) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

     Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment,


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either directly or through any Paying Agent (including the Company acting as
Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may


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

be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        Amendment, Supplement and Waiver

     Section 9.01. Without Consent of Holders of Notes. Notwithstanding Section
9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to allow any Guarantor to execute a supplemental indenture and /or a Note Guarantee with respect to the Notes;

     (g) to conform the text of this Indenture to any provision of the "Description of Notes" section of the Offering Memorandum, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

     (h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

     (i) provide for the issuance of Additional Notes under this Indenture to the extent otherwise so permitted under the terms of this Indenture; or

     (j) evidence and provide for the acceptance of appointment by a successor Trustee.


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     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any


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

failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10, and 4.15 hereof);

          (iii) reduce the rate of or change the time for payment of interest, including default interest or Additional Interest, on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

          (vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

          (viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (ix) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;

          (x) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the


                                       104

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     due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (xi) make any change in the provisions of this Indenture described under Section 3.10 or Section 4.19 hereof that adversely affects the rights of any Holder, or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described hereunder;

          (xii) make any change in the provisions of the Collateral Documents that would adversely affect the Holders of the Notes; or

          (xiii) make any change in the preceding amendment and waiver provisions.

     Section 9.03. Revocation and Effect of Consents. (a) A consent to an amendment, supplement or waiver by a Holder a Note shall bind the Holder and every subsequent Holder of the Note or portion of the Notes that evidences the same debt as the consenting Holder's Note, even if notion of the consent or waiver is not made on the Note. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid for more than 120 days after such record date.

     Section 9.04. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.


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     Section 9.05. Trustee to Sign Amendments, Etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

     Section 9.06. Compliance with Trust Indenture Act. Every amendment or supplement to the Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                                   ARTICLE 10
                             Collateral Arrangements

     Section 10.01. Security. (a) The Company shall:

          (i) use reasonable best efforts to cause to be created and perfected on or prior to March 31, 2007, first-priority Liens on all its existing and future fixed assets which constitute telecommunication network comprised of switches, fiber optic and copper networks, radio and electronic equipment, computers and engineering equipment, transportation equipment and office furniture as set forth on its consolidated balance sheet under "Telephone Network Systems and Equipment", in each case owned by the Company or any Restricted Subsidiary on the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date and all proceeds in respect of any of the foregoing, but excluding any and all the telecommunication network systems and equipment of the Excluded Subsidiaries (collectively, and together with any assets that may be pledged from time to time, including those under clause (ii) below, the "COLLATERAL"), and

          (ii) cause each Excluded Subsidiary (to the extent such Excluded Subsidiary is a Subsidiary on the date thereof) on or prior to January 1, 2009, to create and perfect first-priority Liens and to execute and deliver Collateral Documents in form and substance satisfactory to the Collateral Agent on all its existing and future fixed assets which constitute telecommunication network comprised of switches, fiber optic and copper networks, radio and electronic equipment, computers and engineering equipment, transportation equipment and office furniture as set forth on its consolidated balance sheet under "Telephone Network Systems and Equipment", in each case owned by the any Excluded Subsidiary on


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     January 1, 2009 or acquired by any Excluded Subsidiary after January 1,
     2009 and all proceeds in respect of any of the foregoing,

     in each case, to secure the performance of the obligations of the Company and the Guarantors to the Holders or the Trustee under the Notes, the Note Guarantees, the Collateral Documents and hereunder, according to the terms hereunder or thereunder, (including the obligations of the Company referred to in clauses (a)(i) and (a)(ii) of Section 11.01 hereof and the obligations of the Guarantors under Article 11).

     (b) Each Holder, by its acceptance of a Security, consents and agrees to all of the terms of the Collateral Documents (including the provisions providing for the exercise of remedies and release of the Collateral Documents) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents and to perform or cause to be performed obligations and exercise rights thereunder in accordance therewith.

     (c) Each of the Company and the Guarantors shall use its reasonable best efforts to do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Agent and the Trustee the first-priority Liens upon the Collateral contemplated hereby and any Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. Each of the Company and the Guarantors shall (i) enter into Collateral Documents in form and substance satisfactory to the Collateral Agent and (ii) use its reasonable best efforts to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuer and the Guarantors under the Notes, the Note Guarantees, the Collateral Documents and hereunder, a valid and enforceable perfected Lien on the Collateral, in favor of the Trustee for the ratable benefit of the Holders, first in priority to any and all Liens at any time granted upon the Collateral, in each case, as soon as practicable after the Issue Date. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Trustee shall hold the Collateral for the ratable benefit of the Holders and the Trustee pursuant and subject to the terms of the Collateral Documents.

     Section 10.02. Use of the Collateral. Subject to the terms and conditions of the Collateral Documents and hereof, the Company and the applicable Restricted Subsidiary will be entitled, unless an Event of Default has occurred and is continuing and the Collateral Agent has given contrary instructions in accordance with the terms of the Collateral Documents, to generally to remain in possession of and to retain exclusive control over the Collateral (other than any amounts that are the proceeds of a Collateral Asset Sale or an Event of Loss relating to the Collateral), to freely operate the Collateral, to replace the Collateral and to sell or otherwise dispose of Collateral (including, with respect to cash


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constituting Collateral by virtue of being proceeds under a non-possessory pledge agreement), and to collect, invest and dispose of any income in respect of any Collateral, in each case in the ordinary course of the Company's business.

     Section 10.03. Determinations Relating to Collateral. In the event (a) the Collateral Agent shall receive any written request from the Company for consent or approval with respect to any matter or thing relating to the Collateral or the Company's obligations with respect thereto or (b) there shall be due to or from the Collateral Agent under the provisions of the Collateral Documents any material performance or the delivery of any material instrument or (c) the Collateral Agent shall become aware of any material nonperformance by the Company or any Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in the Collateral Documents, then, in each such event, the Collateral Agent shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or response to such nonperformance or breach.

     Section 10.04. Suits to Protect the Collateral. Subject in all respects to the terms and conditions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, the Collateral Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral Documents and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under the Collateral Document, or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent.

     Section 10.05. Enforcement and Disposition of Collateral. (a) The indenture and the other Collateral Documents provide that, upon the occurrence and during the continuation of a Collateral Event of Default:

          (i) the Collateral Agent shall be entitled to cancel any lease agreement entered into by each Restricted Subsidiary owning real property subject to a mortgage; and

          (ii) the Collateral Agent may enter upon all or any portion of the Company's and its Restricted Subsidiaries' premises that comprises the Collateral to inspect the Collateral and may exercise other rights with respect to the Collateral under applicable law.


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     (b) The cash proceeds of sales of, or collections on, any Collateral received upon the exercise of remedies, including pursuant to a bankruptcy proceeding, will be applied pursuant to the Collateral Documents in the following order of priority:

          (i) first, to the payment of all unpaid fees, expenses, reimbursements, indemnifications and advancements of the Collateral Agent (including to the extent advanced by any Holder);

          (ii) second, to the payment of all unpaid fees, expenses, reimbursements, indemnifications and advancements of the Trustee, to the extent relating to their activities in connection with the Collateral Documents;

          (iii) third, to the payment of principal under the Notes, excluding any premium, interest, penalty or other amounts in respect thereof, on a pro rata basis and subject to the limitations provided below;

          (iv) fourth, to the payment of accrued and unpaid interest under the Notes;

          (v) fifth, to the payment of any other Obligations under the Notes;
     and

          (vi) sixth, to the Company and its Restricted Subsidiaries or to whomever else may lawfully be entitled to receive such proceeds or as a court of competent jurisdiction may direct.

     Section 10.06. Release of the Collateral. Upon the full and final payment and performance by the Company and the Guarantors of the Obligations under the Notes, this Indenture and the Collateral Documents, the Collateral Documents will terminate and the Liens on all of the Collateral will be released. The Collateral Agent will release the Liens in favor of the Collateral Agent in any Collateral to be sold pursuant to a Collateral Asset Sale or, in the case of certain obsolete or other assets, to be disposed of in a transaction not considered a Collateral Asset Sale pursuant to clause (i) of the exclusion to the definition thereof; provided that such transaction shall be subject to the provisions under Section 4.10.

                                   ARTICLE 11
                                 Note Guarantees

     Section 11.01. Guarantee. (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of


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this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of, premium and Additional Amounts, if any, and interest (including Additional Interest) on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and premium and Additional Amounts on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed


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

hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

     Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

     Section 11.03. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.


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     In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by
Section 4.16 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

     Section 11.04. Guarantors May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

     (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (b) either:

          (i) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

          (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person as provided in clause (b)(i) above, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(b)(i) and (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a


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

Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     Section 11.05. Releases. The Note Guarantee of a Guarantor will be released:

     (a) In the event of any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company otherwise permitted by this Indenture;

     (b) In the event of any sale or other disposition of all of the Capital Stock of that Guarantor owned by the Company and its subsidiaries to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company otherwise permitted by this Indenture;

     (c) If the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

     (d) Upon Legal Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 and Article 12 hereof, respectively.

     Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12
                           Satisfaction and Discharge

     Section 12.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

     (a) either:

          (i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust and thereafter


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

     repaid to the Company, have been delivered to the Trustee for cancellation; or

          (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and any Additional Amounts that may be due and payable, if any, to the date of maturity or redemption;

     (b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

     (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

     (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

     Section 12.02. Application of Trust Money. Subject to the provisions of
Section 8.06 hereof, all money deposited with the Trustee pursuant to Section
12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the


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principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13
                                  Miscellaneous

     Section 13.01. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or the Guarantors or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors shall constitute a discharge to the Company or the Guarantors only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company or the Guarantors shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.01, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received or recovered in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company or the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note


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and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

     Section 13.02. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the duties imposed by the TIA will control.

     Section 13.03. Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Maxcom Telecomunicaciones, S.A. de C.V.
     Guillermo Gonzalez Camarena No. 2000
     Colonia Centro de Ciudad Santa Fe
     Mexico, D.F. 01210
     Mexico
     Fax: 011 52 55 5147 1310
     Attention of: Jose Antonio Solbes

     With a copy to:

          Kirkland & Ellis LLP
          200 East Randolph Drive
          Chicago, IL 60601-6636
          United States of America
          Fax: +1-312-861-2200
          Attention of: Mr. Gerald Nowak

     If to the Trustee:

          Deutsche Bank Trust Company Americas
          60 Wall Street
          27th Floor
          New York, New York 10005
          United States of America
          Fax: +1-212-797-8622
          Attention of: Trust and Securities Services


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     With a copy to:

          Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas
          25 DeForest Avenue
          2nd Floor
          Summit, New Jersey 07901
          United States of America
          Fax: +1-732-578-4635
          Attention of: Trust and Securities Services

     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

     Section 13.04. Communication by Holders of Notes With Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 13.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section

13.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     Section 13.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 13.07. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 13.08. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     Section 13.09. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW

TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 13.10. Consent to Jurisdiction and Service. The Company, and each Guarantor has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, USA as its agent (the "AUTHORIZED AGENT") upon whom process may be served in any actions arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and each of the Guarantors shall be deemed, in every respect, effective service of process upon the Company and each of the Guarantors.

     The Company and each Guarantor irrevocably (i) agree that any legal suit, action or proceeding against the Company or any Guarantor arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan in The City of New York and (ii) waive, to the fullest extent they may effectively do so, any objection which they may have now or hereafter have to the laying of venue of any such proceeding.

     Section 13.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 13.12. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section
11.05 hereof.

     Section 13.13. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 13.14. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     Section 13.15. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

     Section 13.16. Luxembourg Law Provision. The Company and the Guarantors expressly accept and confirm for the purposes of articles 1278 and 1281 of the Luxembourg civil code that, notwithstanding any assignment, transfer and/or novation made pursuant to this Indenture, the security created or guarantee given shall be preserved for the benefit of the Trustee and secures and guarantees all obligations of the Company and the Guarantors (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and shall be preserved for the benefit of any successor and assign of the Trustee (if any).

     Section 13.17. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the "USA PATRIOT Act"), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

                         [signatures on following page]

                                        MAXCOM TELECOMUNICACIONES, S.A. de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAXCOM SERVICIOS ADMINISTRATIVOS, S.A.
                                           de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        OUTSOURCING OPERADORA de PERSONAL, S.A.
                                           de C.V


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TECNICOS ESPECIALIZADOS en
                                           TELECOMUNICACIONES, S.A. de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CORPORATIVO en TELECOMUNICACIONES, S.A.
                                           de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                           Signature Page to Indenture

                                        MAXCOM SF, S.A. de C.V.,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAXCOM TV, S.A. de C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAXCOM USA, Inc.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT A

                                  FORM OF NOTE

     THIS NOTE (AND RELATED GUARANTEES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE l44A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE ACQUIRER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE

BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGE IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME THE DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITARY, HAS AN INTEREST HEREIN.

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON. [THIS LEGEND WILL BE INCLUDED IN THE REGULATION S GLOBAL NOTE ONLY]

                                                             CUSIP: ____________

                            11% Senior Notes due 2014

No. ___                                                       $_________________

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

promises to pay to _______________________ or registered assigns,

the principal sum of ___________________________ DOLLARS on _____________, 2014.

Interest Payment Dates: June 15 and December 15, commencing on June 15, 2007

Record Dates: June 1 and December 1

Dated: _______________, 2006

                             SIGNATURE PAGE FOLLOWS

                                        MAXCOM TELECOMUNICACIONES, S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Trustee's Certificate of
Authentication: This is one of the
Notes referred to in the
within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
   as Trustee


By:
    ---------------------------------
    Authorized Officer

                               REVERSE OF SECURITY
                            11% Senior Notes due 2014

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     (1) INTEREST. Maxcom Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "COMPANY" or the "ISSUER"), promises to pay interest on the principal amount of this Note at 11% per annum from December 20, 2006 until maturity; provided that the rate of interest on the principal amount of this Note may increase in accordance with Sections 4.23 and 4.24 of the Indenture. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2007. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the then applicable interest rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (each, a "RECORD DATE") preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest, Additional Amounts, if any, and premium, if any, at the office or agency of the Paying Agent and Registrar maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     (3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 20, 2006 (the "INDENTURE") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

     (5) OPTIONAL REDEMPTION. (a) At any time prior to December 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date, using cash in an amount up to the amount of the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that (i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

     (b) At any time prior to December 15, 2010, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

     (c) On or after December 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

         YEAR            PERCENTAGE
         ----            ----------
2010..................    105.500%
2011..................    102.750%
2012 and thereafter...    100.000%

     (d) The Company may at its option at any time, upon giving not less than 30 nor more than 60 days' notice to Holders, redeem all (but not less than all) of the Notes then outstanding, at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to such Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of the Additional Amounts the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican taxes at a rate of 4.9 percent ("Excess Additional Amounts") as a result of: (a) any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction; or (b) any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, regulations or rulings (each of (a) and (b) a "Change of Tax Law"), if (1) the above-mentioned change or amendment is announced on or after the date hereof (or, if the relevant Tax Jurisdiction has changed since the date of this Indenture, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture), (2) such obligation to pay Excess Additional Amounts would have arisen absent a further issuance of the Notes pursuant to this Indenture, and (3) such obligation to pay Excess Additional Amounts cannot be avoided by the Company taking reasonable measures available to it (including, without limitation, changing the jurisdiction from or through which payments are made).

     (6) MANDATORY REDEMPTION. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

     (7) REPURCHASE AT THE OPTION OF HOLDER. (a) If there is a Change of Control, the Company will be required to make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $100,000 or integral multiples of $1,000 above $100,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the "CHANGE OF CONTROL PAYMENT"). Within 10 days following the date on which a Change of Control occurs, the Company will mail, by first-class mail, a notice to each Holder, with a copy to the Trustee, setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, within five days thereof, the Company will make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

     (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes and portions of Notes to be selected for redemption or purchase will be in minimum amounts of $100,000 or whole multiples of $1,000 in excess thereof ; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of such Notes, even if not a multiple of $1,000, will be redeemed or purchased.

     (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, initially issuable in minimum denominations of $100,000 and integral multiples of $1,000 in excess of thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the

Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

     (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, to conform the text of the Indenture to any provisions of the "Description of Notes" section of the Offering Memorandum, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture or the Notes, to provide for the issuance of additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture, or to evidence and provide for the acceptance of appointment by a successor trustee.

     (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Additional Interest) or any Additional Amounts on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class to comply with any of the other agreements or covenants in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerate aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any authorized Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, or any Collateral Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect; and (viii) certain events of bankruptcy, reorganization, concurso mercantil, insolvency or similar laws of Mexico, the United States or any other jurisdiction described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or a Default pursuant to clauses (e) or (f) of Section 6.01 of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal, interest or premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default under the Indenture governing the Notes, to deliver to the Trustee a statement specifying such Default or Event of Default.

     (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, if required, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

     (14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

     (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     Maxcom Telecomunicaciones, S.A. de C.V.
                      Guillermo Gonzalez Camarena No. 2000
                        Colonia Centro de Ciudad Santa Fe
                               Mexico, D.F. 01210
                                     Mexico
                         Attention: Jose Antonio Solbes

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      -----------


                    Your Signature:
                                    --------------------------------------------
                                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

                    [ ] --> Section 4.10 [ ] --> Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $______________

Date:
      -----------


                    Your Signature:
                                    --------------------------------------------
                                    (Sign exactly as your name appears on the face of this Note)

                    Tax Identification No.:
                                            ------------------------------------


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                         Principal Amount            Signature of
                       Amount of decrease in           Amount of increase in       at maturity] of this Global    authorized officer
                        Principal Amount [at            Principal Amount [at       Note following such decrease     of Trustee or
Date of Exchange   maturity] of this Global Note   maturity] of this Global Note          (or increase)                Custodian
----------------   -----------------------------   -----------------------------   ----------------------------   ------------------


*    This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Maxcom Telecomunicaciones, S.A. de C.V.
Guillermo Gonzalez Camarena No. 2000
Colonia Centro de Ciudad Santa Fe
Mexico, D.F. 01210
Mexico
Fax: 011 52 55 5147 1310
Attention of: Jose Antonio Solbes

Deutsche Bank Trust Company Americas
60 Wall Street
27th Floor
New York, New York 10005
United States
Fax: +1-212-797-8622
Attention of: Trust and Securities Services

     Re:  11% Senior Notes due 2014

     Reference is hereby made to the Indenture, dated as of December 20, 2006 (the "INDENTURE"), among Maxcom Telecomunicaciones, S.A. de C.V., as issuer (the "COMPANY"), the Guarantors party thereto and Deutsche Bank Trust Company Americas as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION
S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

     4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       -------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [ ]   a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP _________), or

          (ii)  [ ] Regulation S Global Note (CUSIP _________), or

     (b)  [ ]   a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [ ]   a beneficial interest in the:

          (i)   [ ] 144A Global Note (CUSIP _________), or

          (ii)  [ ] Regulation S Global Note (CUSIP _________), or

          (iii) [ ] Unrestricted Global Note (CUSIP _________); or

     (b)  [ ]   a Restricted Definitive Note; or

     (c)  [ ]   an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Maxcom Telecomunicaciones, S.A. de C.V.
Guillermo Gonzalez Camarena No. 2000
Colonia Centro de Ciudad Santa Fe
Mexico, D.F. 01210
Mexico
Fax: 011 52 55 5147 1310
Attention of: Jose Antonio Solbes

Deutsche Bank Trust Company Americas
60 Wall Street
27th Floor
New York, New York 10005
United States
Fax: +1-212-797-8622
Attention of: Trust and Securities Services

     Re: 11% Senior Notes due 2014

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of December 20, 2006 (the "INDENTURE"), among Maxcom Telecomunicaciones, S.A. de C.V., as issuer (the "COMPANY"), the Guarantors party thereto and Deutsche Bank Trust Company Americas as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ------------------------------

                                                                       EXHIBIT D

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 20, 2006 (the "INDENTURE") among Maxcom Telecomunicaciones, S.A. de C.V., (the "COMPANY"), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT E

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, 20__, among ________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of ___________________ (or its permitted successor), a [__________] corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and ____________________, as trustee under the Indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of December 20, 2006 providing for the issuance of 11% Senior Notes due 2014 (the "NOTES");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20__

                                        [GUARANTEEING SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [COMPANY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [EXISTING GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [TRUSTEE],
                                           as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------